UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHS Inc.

(Exact name of registrant as specified in its charter)

Minnesota	41-0251095
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota	55077
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class B Cumulative Redeemable Preferred Stock, Series 4	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-196918

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.         Description of Registrant’s Securities to be Registered.

A description of the Class B Cumulative Redeemable Preferred Stock, Series 4 (the “Class B Series 4 Preferred Stock”), of CHS Inc., a Minnesota cooperative corporation (the “Registrant”), to be registered hereunder is contained under the caption “Description of Class B Preferred Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-3 (File No. 333-196918), filed with the Securities and Exchange Commission (the “Commission”) on June 20, 2014 (the “Registration Statement”), and is supplemented by the description of the Class B Series 4 Preferred Stock contained under the caption “Description of Class B Series 4 Preferred Stock” in the final prospectus supplement, dated January 13, 2015, filed by the Registrant with the Commission on January 14, 2015 pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such description, as so supplemented, is incorporated herein by reference.

Item 2.         Exhibits.

Exhibit No.	Description
3.1	Articles of Incorporation of CHS Inc., as amended. (Incorporated by reference to the Registrant’s Form 10-Q for the quarterly period ended November 30, 2006, filed January 11, 2007).

3.2	Bylaws of CHS Inc. (Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-156255), filed December 17, 2008).

3.2A	Amended Article III, Section 3(b) of Bylaws of CHS Inc. (Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed May 5, 2010).

3.2B	Amendment to the Bylaws of CHS Inc. (Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed December 7, 2010).

4.1

Resolution Creating a Series of Preferred Equity to be Designated 8% Cumulative Redeemable Preferred Stock. (Incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form S-2 (File No. 333-101916), filed January 14, 2003).

4.2

Form of Certificate Representing 8% Cumulative Redeemable Preferred Stock. (Incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-2 (File No. 333-101916), filed January 23, 2003).

4.3

Unanimous Written Consent Resolution of the Board of Directors Amending the Amended and Restated Resolution Creating a Series of Preferred Equity to be Designated 8% Cumulative Redeemable Preferred Stock. (Incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-2 (File No. 333-101916), filed January 23, 2003).

4.4

Unanimous Written Consent Resolution of the Board of Directors Amending the Amended and Restated Resolution Creating a Series of Preferred Equity to be Designated 8% Cumulative Redeemable Preferred Stock to change the record date for dividends. (Incorporated by reference to the Registrant’s Form 10-Q for the quarterly period ended May 31, 2003, filed July 2, 2003).

4.5

Resolution Amending the Terms of the 8% Cumulative Redeemable Preferred Stock to Provide for Call Protection. (Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed July 19, 2013).

4.6

Resolution Creating Class B Cumulative Redeemable Preferred Stock. (Incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-190019), filed September 13, 2013).

4.7

Unanimous Written Consent Resolution of the Board of Directors of CHS Inc. Relating to the Terms of the Class B Cumulative Redeemable Preferred Stock, Series 1. (Incorporated by reference to the Registrant’s Registration Statement on Form 8-A (File No. 001-36079), filed September 20, 2013).

4.8

Form of Certificate Representing Class B Cumulative Redeemable Preferred Stock, Series 1. (Incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-190019), filed September 13, 2013).

4.9

Unanimous Written Consent Resolution of the Board of Directors Relating to the Terms of the Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 2. (Incorporated by reference to the Registrant’s Registration Statement on Form 8-A (File No. 001-36079), filed March 5, 2014).

4.10

Form of Certificate Representing Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 2. (Incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193891), filed February 26, 2014).

4.11

Unanimous Written Consent Resolution of the Board of Directors Relating to the Terms of the Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 3. (Incorporated by reference to the Registrant’s Registration Statement on Form 8-A (File No. 001-36079), filed September 10, 2014).

4.12

Form of Certificate Representing Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 3. (Incorporated by reference to the Registrant’s Registration Statement on Form 8-A (File No. 001-36079), filed September 10, 2014).

4.13	Unanimous Written Consent Resolution of the Board of Directors Relating to the Terms of the Class B Cumulative Redeemable Preferred Stock, Series 4.

4.14	Form of Certificate Representing Class B Cumulative Redeemable Preferred Stock, Series 4.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHS Inc.
(Registrant)

Date: January 14, 2015	By:	/s/Timothy Skidmore
Timothy Skidmore
Executive Vice President and Chief Financial Officer